UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 8, 2006


                                ESSEX CORPORATION
             (Exact name of Registrant as specified in its charter)

                           Commission File No. 0-10772

         Virginia                                                   54-0846569
(State or other jurisdiction of                          (IRS Employer ID No.)
incorporation or organization)

         6708 Alexander Bell Drive
         Columbia, Maryland                                         21046-2306
(Address of principal executive office)                             (Zip Code)

Registrant's telephone number, including area code:             (301) 939-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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                    INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

EMPLOYMENT AGREEMENT WITH LEONARD E. MOODISPAW

On November 8, 2006, in connection with entering into the definitive merger agreement (the "MERGER AGREEMENT") between Northrop Grumman Space & Missions Systems Corp. ("NORTHROP GRUMMAN"), Eagle Transaction Corporation and Essex Corporation (the "COMPANY"), Leonard E. Moodispaw, the Company's President, Chief Executive Officer and Chairman of the Board of Directors, entered into an employment agreement (the "EMPLOYMENT AGREEMENT") with the Company providing for the employment of Mr. Moodispaw following the effective time (the "EFFECTIVE TIME") of the merger (the "MERGER") contemplated in the Merger Agreement for a period of two years after the Effective Time, unless Mr. Moodispaw's employment with the Company is sooner terminated in accordance with the terms of the Employment Agreement (the "TERM").

The Employment Agreement provides for the employment of Mr. Moodispaw during the Term in such positions as he and the Company shall mutually agree from time to time for a base salary of $350,000 per year (subject to upward adjustment from time to time in accordance with the Company's standard payroll policies). In addition, the Employment Agreement provides that Mr. Moodispaw is eligible to receive an annual cash bonus targeted at 40% of his base salary, with the actual amount of his annual bonus to be based upon individual and/or Company performance criteria as may be established for each such fiscal year. Further, if Mr. Moodispaw remains employed with the Company through the second anniversary of the Effective Time (the "RETENTION PERIOD"), then, subject to certain restrictions set forth in the Employment Agreement, the Employment Agreement provides that he shall be entitled to receive a payment (the "PERFORMANCE BONUS") in an amount equal to the product of (i) $500,000 (the "TARGET PERFORMANCE BONUS") and (ii) the multiplier applied by Northrop Grumman Corporation ("NGC"), the parent corporation of Northrop Grumman, to the award of restricted performance stock rights under NGC's employee benefits plans for the performance period ending December 31, 2008. Under the Employment Agreement, the actual Performance Bonus may range from 30% to 150% of the Target Performance Bonus and shall be determined in February 2009. Except as indicated below, in the event Mr. Moodispaw's employment is terminated prior to the end of the Retention Period, his right to the Performance Bonus shall be forfeited.

The Employment Agreement also provides that if Mr. Moodispaw remains employed by the Company through the Retention Period, then, subject to certain restrictions set forth in the Employment Agreement, he also shall be paid as a retention bonus a lump sum in the amount of $500,000 (the "RETENTION BONUS"), less applicable withholding, within thirty (30) days after the end of the Retention Period. Again, except as indicated below, in the event Mr. Moodispaw's

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employment is terminated prior to the end of the Retention Period,  his right to the Retention Bonus shall be forfeited.

The Employment Agreement further provides that upon termination of Mr. Moodispaw's employment with the Company for any reason, Mr. Moodispaw shall be entitled to any base salary earned but unpaid through the date of termination, any earned but unpaid annual bonus for completed fiscal years, and any unreimbursed expenses. In addition, if Mr. Moodispaw's employment is terminated by the Company during the Term other than for cause or disability (as each is defined in the Employment Agreement), he is also entitled to the following payments and benefits payable within thirty (30) days after the termination of his employment: (i) a lump sum equal to the sum of (A) Mr. Moodispaw's base salary at the rate in effect immediately prior to the date of termination and
(B) Mr. Moodispaw's target annual bonus and (ii) the Retention Bonus and the Target Performance Bonus (the "SEVERANCE PAYMENTS"). The Company's obligations to make the Severance Payments are conditioned upon: (i) Mr. Moodispaw's continued compliance with certain non-solicitation, non-competition, non-disclosure and proprietary information obligations under the Employment Agreement and (ii) his execution, delivery and non-revocation of a valid and enforceable general release of claims arising in connection with his employment and termination of employment with the Company and its affiliates in a form acceptable to the Company.

In the event Mr. Moodispaw's employment with the Company is terminated by reason of his death or disability after the Effective Time but prior to the end of the Retention Period, then, provided that (i) except in the event of Mr. Moodispaw's death, he executes a release of claims acceptable to the Company, and (ii) at the time of such payment he is not in breach of his non-solicitation, non-competition, non-disclosure and proprietary information obligations under the Employment Agreement, he shall be entitled to receive the Retention Bonus and Target Performance Bonus.

In addition, under the Employment Agreement Mr. Moodispaw has agreed to certain customary non-competition and non-solicitation restrictions during the period of his employment with the Company and thereafter for a period ending on the later of (i) 12 months following the termination of his employment or (ii) 24 months following the Effective Time, and he has also agreed to certain customary confidentiality and proprietary information obligations.

 RETENTION AGREEMENTS

On November 8, 2006, also in connection with the Company and Northrop Grumman entering into the Merger Agreement, Terry M. Turpin, Senior Vice President and Chief Scientist of the Company and a member of the Company's Board of Directors, and Rudolph Liskovec, Vice President of the Company's Technical Services Group, entered into employment retention agreements (the "RETENTION AGREEMENTS") with the Company providing for the continued employment of these executive officers with the Company commencing at the Effective Time and ending on the first anniversary of the Effective Time, in the case of Mr. Liskovec, and on the second anniversary of the Effective Time, in the case of Mr. Turpin (the "EXECUTIVE RETENTION PERIOD").

The Retention Agreements provide that if the executive remains employed by the Company through his Executive Retention Period, then, subject to certain restrictions set forth in his

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Retention  Agreement,  he shall be paid as a  retention  bonus a lump sum in the amount of 50% of his base salary as in effect on November 8, 2006, less applicable withholding (the "EXECUTIVE RETENTION BONUS"), within thirty (30) days after the end of his Executive Retention Period. In addition, under Mr. Liskovec's Retention Agreement, the Company has agreed to recommend to the Chairman and Chief Executive Officer of NGC that Mr. Liskovec be granted during
the  regular  grant  cycle  expected  to  occur  in  February  2007   restricted
performance stock rights in accordance with NGC's 2001 Long-Term Incentive Stock Plan with respect to 1,500 shares of NGC common stock, with such grant to be on terms and conditions consistent with grants made to other similarly situated employees of NGC and its subsidiaries from time to time.

In the event Mr. Turpin's or Mr. Liskovec's employment with the Company is terminated by the Company without cause (as defined in their respective Retention Agreements) or by reason of Mr. Turpin's or Mr. Liskovec's death or disability after the Effective Time but prior to the end of their applicable Executive Retention Period, then, provided that (i) except in the event of the executive's death, he executes a release of claims acceptable to the Company, and (ii) at the time of such payment the executive is not in breach of his non-solicitation, non-competition, non-disclosure and proprietary information obligations under his Retention Agreement, the executive shall be entitled to receive his applicable Executive Retention Bonus.

In addition, under their respective Retention Agreements, Messrs. Turpin and Liskovec have agreed to certain customary non-competition and non-solicitation restrictions during the period of their employment with the Company and thereafter for a period ending on the later of (i) 12 months following the termination of their employment or (ii) 24 months following the Effective Time. Each executive has also agreed to certain customary confidentiality and proprietary information obligations.

EMPLOYMENT AGREEMENT WITH LISA G. JACOBSON

On November 14, 2006, the Company entered into an employment agreement with Lisa
G. Jacobson, the Company's Chief Financial Officer, providing for the employment of Ms. Jacobson through the closing of the Merger at a base salary of $250,000 per year (subject to upward adjustment from time to time in accordance with the Company's standard payroll policies). In addition, Ms. Jacobson's employment agreement provides that upon the closing of the Merger, the Company shall pay her the sum of $200,000 (the "BONUS") within 90 days after the closing of the Merger. In addition, Ms. Jacobson's employment agreement provides that upon the termination of her employment with the Company for any reason, she shall be entitled to any base salary earned but unpaid through the date of termination, the full amount of her Bonus and any unreimbursed expenses. Pursuant to her employment agreement, Ms. Jacobson has also agreed to certain customary confidentiality obligations.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            ESSEX CORPORATION


                            /S/ LISA G. JACOBSON
                            ----------------------------------------------------
DATE:  November 14, 2006    Lisa G. Jacobson
                            Executive Vice President and Chief Financial Officer